                                                                  EXHIBIT 10.27

                             COLLATERAL ASSIGNMENT
                             ---------------------
                                      OF
                                      --
                             PARTNERSHIP INTERESTS
                             ---------------------

     This COLLATERAL ASSIGNMENT OF PARTNERSHIP INTERESTS (this "Assignment"), dated as of July 23, 1999, from PETRO STOPPING CENTERS HOLDINGS, L.P., a Delaware limited partnership (the "Assignor") in favor of BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association, in its capacity as agent (the "Assignee") for itself and the other lending institutions (hereinafter, collectively the "Banks") which are or may become parties to an Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 23, 1999 (as amended and in effect from time to time, the "Credit Agreement") among the Assignee, the Banks, UNION BANK OF CALIFORNIA, N.A., as Co-Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, the Assignor is the legal and beneficial owner of approximately ninety-eight percent (98%) of the partnership interests of the Partnership; and

     WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have, upon the terms and subject to the conditions contained therein, agreed to make loans and otherwise to extend credit to the Partnership; and

     WHEREAS, the Assignor has executed and delivered to the Assignee for the benefit of the Assignee and the Banks a Guaranty dated as of July 23, 1999 (as amended and in effect from time to time, the "Guaranty"), guaranteeing the Obligations of the Partnership to the Assignee and the Banks under the Credit Agreement and the other Loan Documents; and

     WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Partnership under the Credit Agreement that the Assignor execute and deliver to the Assignee a collateral assignment of partnership interests in substantially the form hereof;

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                1. DEFINITIONS.
                                   -----------

     All terms not specifically defined herein, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, shall have the meanings assigned to them therein. The following terms shall have the following meanings herein:

     Assignee, Assignor.  See preamble.
     ------------------

     Assigned Interests.  See (S)2.1 hereof.
     ------------------

     Business Day.  Any day on which banks are open for business in Boston,
     ------------
Massachusetts.

     Cash Collateral.  See (S)4.2.
     ---------------

     Cash Collateral Account.  See (S)4.2.
     -----------------------

     Collateral.  The Assigned Interests, the Cash Collateral, the Cash
     ----------
Collateral Account, and all other property now or hereafter pledged or assigned to the Assignee by the Assignor hereunder, and all income therefrom, increases therein and proceeds thereof.

     Credit Agreement.  See preamble.
     ----------------

     Event of Default.  See (S)6.
     ----------------

     Loan Documents.  As defined in the Credit Agreement.
     --------------

     Obligations.  All obligations and liabilities of any kind, now existing or
     -----------
hereafter arising, of the Partnership and the Assignor to the Assignee, certain or contingent, direct or indirect, due or to become due, including, without limitation, those arising under or in connection with the Credit Agreement, the Guaranty, the other Loan Documents or under any other document, instrument or agreement executed in connection therewith.

     Partnership.  See preamble.
     -----------

     Partnership Agreement.  Fourth Amended and Restated Limited Partnership
     ---------------------
Agreement dated as of July 23, 1999.

     Time Deposits.  See (S)4.2.
     -------------

                                2. ASSIGNMENT.
                                   ----------

     2.1.  Grant of Security Interest. The Assignor hereby pledges, grants a
           --------------------------
security interest in, and delivered to the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full when due of all of the Obligations, all the right, title and interest of the Assignor in and to the Assignor's partnership interests in the Partnership. The certificates for such partnership interests, accompanied by appropriate instruments of assignment thereof duly executed in blank by the Assignor, have been delivered to the Agent (the "Assigned Interests").

     2.2.  Additional Partnership Interests. In case the Assignor shall acquire
           --------------------------------
any additional partnership interests in the Partnership, then the Assignor shall forthwith deliver to and pledge such partnership interests to the Agent, for the benefit of the Banks and the Agent, under this Agreement and shall deliver to the Agent forthwith any certificates therefor, accompanied by appropriate instruments of assignment duly executed by the Assignor in blank.

     2.3.  Pledge of Cash Collateral Account. The Assignor also hereby pledges
           ---------------------------------
and assigns to the Assignee, and grants to the Assignee a security interest in, the Cash Collateral Account and all of the Cash Collateral, subject to the terms of this Assignment.

     2.4.  Waiver of Certain Partnership Agreement Provisions. The Assignor
           --------------------------------------------------
irrevocably waives any and all provisions of the Partnership Agreement that (a) prohibit, restrict, condition or otherwise affect the grant hereunder of any lien, security interest or encumbrance on any of the Collateral or any enforcement action which may be taken in respect of any such lien, security interest or encumbrance, or (b) otherwise conflict with the terms of this Assignment.

     2.5.  Limitations; Tender of Partners' Consents. Notwithstanding the
           -----------------------------------------
foregoing provisions of this (S)2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any general intangibles, including, without limitation, a partnership interest or right to a distribution by virtue of ownership of such partnership interest, which is now or hereafter held by the Assignor as partner in the Partnership, to the extent that (a) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the Partnership Agreement or other agreement applicable thereto) or would cause a default by the Assignor or the Partnership (but solely to the extent that any such restriction referred to in this clause
(a) shall be enforceable under applicable law), without the consent of one or more of the other partners thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing grant
                                    --------  -------
of security interest shall extend to, and the term "Collateral" shall include,
(A) any and all proceeds of such general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such other partner's or other applicable party's consent with respect to any such otherwise excluded general intangibles being obtained, thereafter such general intangibles as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Collateral".

     3.    REPRESENTATIONS AND WARRANTIES OF ASSIGNOR.
           ------------------------------------------

     3.1.  Representations and Warranties. The Assignor hereby represents and
           ------------------------------
warrants to, Assignee as follows:

           (a) The Partnership is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware; the Partnership Agreement is in full force and effect; the Assignor is a duly constituted partner of the Partnership pursuant to the Partnership Agreement; to the best of Assignor's knowledge and belief, the persons and entities listed as partners in the Partnership Agreement are the only partners of the Partnership as of the date hereof; and the Assigned Interests are validly issued, non-assessable and, except as set forth in
     (S)3.1(g) hereof, fully paid partnership interests in the Partnership.

           (b) The Assignor has full right, power and authority to make this Assignment under the Partnership Agreement and under applicable law, without the consent, approval or authorization of, or notice to, any other person, including any regulatory authority or any person having any interest in the Partnership (except if the Agent exercises its remedies under (S)7 hereof), other than any consents to this Assignment required to be given by the other partners under the Partnership Agreement, which consents, if any, have been duly received, and other than any consents which would not reasonably be expected to have a material adverse effect on the collateral assignment of partnership interests to the Assignee.

           (c) The execution, delivery, and performance of this Assignment and the transactions contemplated hereby (i) have been duly authorized by all necessary corporate, partnership or other proceedings on behalf of the Assignor, (ii) do not conflict with or result in any breach or contravention of any applicable law, regulation, judicial order or decree to which such Assignor is subject, (iii) other than if the Agent exercises its remedies under (S)7 hereof, do not conflict with or violate any provision of the corporate charter or bylaws, limited partnership certificate or agreement, general partnership agreement or other organizational document of the Assignor, and (iv) other than if the Agent exercises its remedies under (S)7 hereof, do not violate, conflict with, constitute a default or event of default under, or result in any rights to accelerate or modify any obligations under any agreement, instrument, lease, mortgage or indenture to which such Assignor is party or subject, or to which any of its assets are subject.

           (d) This Assignment has been duly executed and delivered by the Assignor and is the legal, valid, and binding obligation of the Assignor enforceable against it in accordance with the terms hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any case or proceeding therefor may be brought.

           (e) As of the Closing Date, the Assignor is the sole, direct, legal and beneficial owner of all Assigned Interests, which Assigned Interests constitute a approximately ninety-eight percent (98%) partnership interest in the Partnership, and has good title thereto, free and clear of any lien, security interest, mortgage or other encumbrance, other than the liens and security interest granted to the Assignee hereunder; and the liens and security interests hereunder constitute valid and perfected first priority liens and security interests.

           (f) The Assignor's principal place of business, chief executive office, and the place where its records concerning the Collateral are kept is located at 6080 Surety Drive, El Paso, TX 79905.

           (g) The Assignor has no obligation to make any contribution, capital call or other payment to the Partnership with respect to the Assigned Interests.

           (h) The copy of the Partnership Agreement attached hereto as Exhibit
                                                                        -------
     A is a true, correct, and complete copy thereof, and the Partnership
     -
     Agreement has not been amended or modified in any respect, except for such amendments or modifications as are attached to the copy thereof delivered to the Assignee.

                            4. RIGHTS OF ASSIGNEE.
                               ------------------

     4.1.  Distributions Paid to Agent. Any sums or other property paid or
           ---------------------------
distributed upon or with respect to any of the Assigned Interests (except to the extent permitted by the Credit Agreement), whether by dividend, distribution or redemption or upon the liquidation or dissolution of the Partnership or otherwise, shall, except to the limited extent provided in (S)5, be paid over and delivered to the Agent to be held by the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the Partnership or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Assigned Interests or any property shall be distributed upon or with respect to any of the Assigned Interests, the property so distributed shall be delivered to the Agent, for the benefit of the Banks and the Agent, to be held by it as security for the Obligations. Except to the limited extent provided in (S)6, all sums of money and property paid or distributed in respect of the Assigned Interests, whether as a dividend, distribution or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Assignor shall, until paid or delivered to the Agent, be held in trust for the Agent, for the benefit of the Banks and the Agent, as security for the payment and performance in full of all of the Obligations.

     4.2.  Cash Collateral Account. All sums of money that are delivered to the
           -----------------------
Agent pursuant to (S)(S)4.1 or 4.3 shall be deposited into an interest bearing account with the Agent (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested, without limitation, in time deposits, including, without limitation, certificates of deposit issued by the Agent (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to the Agent after consultation with the Assignor, provided, that, in each such case,
                                            --------
arrangements satisfactory to the Agent are made and are in place to perfect and to insure the first priority of the Agent's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

     4.3. Assignor's Rights to Cash Collateral, etc. Except as otherwise
          -----------------------------------------
expressly provided in (S)10.2, the Assignor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits.

                 5. DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY.
                    ------------------------------------------

     To the extent permitted under the Credit Agreement or the Holdings Guaranty, the Assignor shall be entitled to receive all distributions, dividends and all payments paid in respect of the Assigned Interests, to vote the Assigned Interests and to give consents, waivers and ratifications in respect of the Assigned Interests; provided, however, that no vote shall be cast or consent,
                    --------  -------
waiver or ratification given by the Assignor if the effect thereof would result in any violation of any of the provisions of the Credit Agreement or any of the other Loan Documents. All such rights of the Assignor to receive cash and dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Assignor to vote and give consents, waivers and ratifications with respect to the Assigned Interests shall, at the Agent's option, as evidenced by the Agent's notifying the Assignor of such election, cease in case an Event of Default shall have occurred and be continuing.

                             6. EVENTS OF DEFAULT.
                                -----------------

     Any one or more of the following events shall constitute an "Event of Default" hereunder:

          (a) the Assignor permits or agrees to any amendment or modification of the Partnership Agreement (except as otherwise permitted under the provisions of the Credit Agreement or the Holdings Guaranty and except for a conversion of the Partnership into a corporation or other ministerial or other non-substantive amendments or modifications or any changes which would not materially adversely effect the Assignee's interests hereunder or the Assignor's ability to fulfill its obligations hereunder) as in effect on the date hereof (or other governing document with respect to the Assigned Interests), or waives any rights or benefits under the Partnership Agreement (or such other governing document);

          (b) the Assignor sells, disposes of or assigns, beneficially or of record, or grants, creates, permits or suffers any lien or encumbrance on, any of the Assigned Interests, or withdraws as a limited partner of the Partnership, except as otherwise permitted herein or under (S)10.2 of the Credit Agreement or under Section 9.2 of the Holdings Guaranty;

          (c) the Assignor casts any vote or gives or grants any consent, waiver or ratification or takes any other action which could reasonably be expected to (i) directly or indirectly authorize or permit the dissolution, liquidation or sale of the Partnership or the sale, lease, assignment, transfer or other disposition of any of the assets of the Partnership (except as expressly permitted pursuant to (S)(S)9.6, 10.3, 10.4, 10.5.2 or 10.6 of the Credit Agreement and pursuant to (S)8.4 and 9.3 of the Holdings Guaranty and except for personal property which is disposed of in the ordinary course of business and so long as no Event of Default has occurred and is continuing), whether by operation of law or otherwise, (ii) have the result of materially and adversely affecting any of the Assignee's rights under this Assignment or (iii) violate the terms of this Assignment or any of the other Loan Documents;

          (d) the Assignor shall fail to comply with all laws, regulations, judicial orders or decrees applicable to the Collateral or any portion thereof, or fails to perform and observe its duties under the Partnership Agreement or other governing documents with respect to the Assigned Interests in each case that would reasonably be expected to have a material adverse effect on the Collateral;

          (e) the Assignor shall fail to (i) keep and maintain at its own cost and expense at its principal place of business, true and accurate records of the Collateral including a record of all payments received and all other dealings of a material nature with the Collateral, and (ii) mark its books and records pertaining to the Collateral and its books and records kept in its jurisdiction of organization to evidence this Assignment and the liens and security interests granted hereby;

          (f) the Assignor shall fail to pay promptly when due any taxes, assessments, and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind relating to the Collateral; provided that any such tax,
                                          --------
     assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Assignor shall have set aside on its books adequate reserves, to the extent required by generally accepted accounting principles with respect thereto; and, provided, further, that the Assignor
                                           --------  -------
     will pay all such taxes,
     assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

          (g) the Assignor shall fail to advise the Assignee promptly, in reasonable detail, of (i) any lien, charge, claim or other encumbrance made or asserted against any of the Collateral (other than those permitted under (S)10.2 of the Credit Agreement or under (S)9.2 of the Holdings Guaranty);
     (ii) any material change in the composition of the Collateral; (iii) the occurrence of any other event or condition which to its knowledge would have a material adverse effect on the validity, perfection or priority of the liens and security interests granted hereunder; and (iv) any bankruptcy or litigation case or proceeding relating to any of the Collateral, of which it is aware;

          (h) the Assignor (i) changes its principal place of business or chief executive office or the location of the records concerning the Collateral without giving prior written notice to the Assignee and without taking such actions as may be necessary or appropriate in the reasonable opinion of the Assignee duly to perfect and continue the perfection of the Assignee's first priority lien and security interest in the Collateral pursuant to the laws of any jurisdiction into which such place of business, chief executive office, or records is or are transferred, or (ii) changes its name, identity, or organizational structure in any matter that might make any financing statement filed hereunder misleading or invalid without having notified the Assignee thereof and taken all such actions as may be necessary or appropriate in the reasonable opinion of the Assignee to make any financing statement filed in favor of the Assignee not misleading or invalid;

          (i) the Assignor shall fail to do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of the Partnership and the power and authority of the Assignor to own its property and carry on its business, except as otherwise permitted under (S)(S)9.6 and 9.10 of the Credit Agreement or (S)8.4 and 8.7 of the Holdings Guaranty or where the failure so to qualify would not have a material adverse effect on the rights and interests of the Assignee hereunder;

          (j) any representation or warranty made or furnished to the Assignee by the Assignor in connection with this Assignment or any document or instrument furnished, or to be furnished, in connection herewith or therewith, proves to have been untrue in any material respect when so made or furnished;

          (k) the Assignor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Assignor or of any substantial part of the assets of the Assignor or shall commence any case or other proceeding relating to the Assignor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Assignor or any of its Subsidiaries and the Assignor shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (l) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Assignor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Assignor in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

          (m) the occurrence of any "Default" or "Event of Default" or other like occurrence under the Credit Agreement, the other Loan Documents or any other agreement between the Assignor or the Partnership and the Assignee or under any other instrument executed by the Assignor or the Partnership in favor of the Assignee.

                                 7.  REMEDIES.
                                     --------

     7.1. In General. If an Event of Default shall have occurred and be
          ----------
continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

          (a) if the Agent so elects and gives notice of such election to the Assignor, the Agent may vote any or all partnership interest of the Assigned Interests (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Assigned Interests and otherwise act with respect thereto as though it were the outright owner thereof (the Assignor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Assignor, with full power of substitution, to do so);

          (b) the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Assigned Interests;

          (c) the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Assigned Interests, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Assignor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

          (d) the Agent may cause all or any part of the Assigned Interests held by it to be transferred into its name or the name of its nominee or nominees; and

          (e) the Agent may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Agent.

     7.2. Remedies Not Exclusive. No single or partial exercise by the Assignee
          ----------------------
of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Each right, power and remedy herein specifically granted to the Assignee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise. Each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time and as often and in such order as may be deemed expedient by the Assignee in its sole discretion.

     7.3. Public Sale. In the event of any disposition of the Collateral as
          -----------
provided in this (S)8, the Assignee shall give to the Assignors at least ten
(10) Business Days prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. The Assignor hereby acknowledges that ten
(10) Business Days prior written notice of such sale or sales shall be reasonable notice. The Assignee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereafter imposed by law, regulation, judicial order or decree or otherwise (all of which are hereby expressly waived by the Assignor, to the fullest extent permitted by law). The Assignee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely-distributed standard price quotations, the Assignee may buy at private sale and may make payments thereof by any means. The Assignee may apply the cash proceeds actually received from any sale or other disposition to the reasonable out-of-pocket expenses of retaking, holding, preparing for sale, selling, and the like (including, without limitation, reasonable attorneys' fees and costs), travel, and all other expenses which may be incurred by the Assignee in attempting to collect the Obligations or to enforce this Assignment or in the prosecution or defense of any case or proceeding related to this Assignment, and then to the Obligations in accordance with (S)14.4 of the Credit Agreement. To the extent that any of the Obligations are to be paid or performed by a person or entity other than the Assignor, to the extent permitted by applicable law, the Assignor waives and agrees not to assert any rights or privileges which it may have under
(S)9-112 of the

Uniform Commercial Code of the Commonwealth of Massachusetts. Without limiting the foregoing, the Assignor hereby specifically agrees that a public sale subject to the foregoing restrictions is commercially reasonable, even though it may not produce the highest possible price for the Collateral, and that the foregoing restrictions do not constitute the exclusive means of holding a commercially reasonable sale.

     7.4.  Private Sale. The Assignor recognizes that the Assignee may be unable
           ------------
to effect a public sale of the Collateral by reason of the lack of a ready market for the Collateral, of the limited number of potential buyers of the Collateral or of certain prohibitions contained in the Securities Act of 1933, state securities laws, federal banking laws, and other applicable laws, and that the Assignee may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Assignor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. The Assignee shall be under no obligation hereunder or otherwise (except as provided by applicable law) to delay a sale of any of the Collateral for the period of time necessary to permit the registration of such securities for public sale under the Securities Act of 1933 and applicable state securities laws. Any such sale of all or a portion of the Collateral may be for cash or on credit or for future delivery and may be conducted at a private sale where the Assignee or any other person or entity may be the purchaser of all or part of the Assigned Interests so sold. The Assignor agrees that at least ten (10) Business Days prior written notice to the Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Subject to the foregoing, the Assignee agrees that any sale of the Assigned Interests shall be made in a commercially reasonable manner. The Assignee shall incur no liability as a result of the sale of any of the Collateral, or any part thereof, at any private sale which complies with the requirements of this (S)6.4. The Assignor hereby waives, to the extent permitted by applicable law, any claims against the Assignee arising by reason of the fact that the price at which any of the Collateral, or any part thereof, may have been sold at such private sale was less than the price that might have been obtained at a public sale, even if the Assignee accepts the first offer deemed by the Assignee in good faith deemed to be commercially reasonable under the circumstances and does not offer any of the Collateral to more than one offeree.

                  8. ASSIGNMENT NOT AFFECTED BY OTHER ACTS.
                     -------------------------------------

     To the fullest extent permitted under applicable law, the obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Agent or any Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Credit Agreement, the other Loan Documents or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (d) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

                          9. REGISTRATION AND FILING.
                             -----------------------

     The Assignor (a) has caused the Partnership to duly register the security interests granted hereby on the books of the Partnership as required by (S)(S)8-108, 8-313 and 8-321 of the Uniform Commercial Code of the Commonwealth of Massachusetts, and has furnished the Assignee with evidence thereof (including, without limitation, appropriate initial transaction statements), in form and substance satisfactory to the Assignee, (b) has duly executed and delivered any financing statements with respect to the Assigned Interests as the Agent shall reasonably require, and (c) will execute and deliver any financing statements with respect to the Assigned Interests as the Agent shall reasonably request at all times to be kept recorded and filed by the Agent at the Assignor's expense in such a manner and in such places as may be required by law in order to fully perfect the interests and protect the rights of the Assignee hereunder.

                              10. MISCELLANEOUS.
                                  -------------

     10.1. Additional Instruments and Assurances. The Assignor hereby agrees, at
           -------------------------------------
its own expense, to execute and deliver, from time to time, any and all further, or other, instruments, and to perform such acts, as the Assignee may reasonably request to effect the purposes of this Assignment and to secure to the Assignee the benefits of all rights and remedies conferred upon the Assignee by the terms of this Assignment.

     10.2. Termination; Release. If and only if all of the Obligations shall
           --------------------
have been indefeasibly paid, performed, and discharged in full in cash, any commitments to lend under the Credit Agreement shall have been canceled, the Assignee shall, upon demand and at the sole expense of the Assignor, release this Assignment and the lien hereof by proper instrument or instruments, at the request and expense of the Assignor. Upon the cure of any Default or Event of Default by the Assignor, and so long as no other Default or Event of Default has occurred and is continuing, any sums or assets received by the Agent, if any, pursuant to (S)4 hereof shall be promptly returned to the Assignor.

     10.3. Assignee's Exoneration. Under no circumstances shall the Assignee be
           ----------------------
deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceeding arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) if an Event of Default shall have occurred and be continuing, to act in a commercially reasonable manner in exercising its rights and remedies with respect to the Collateral. Subject to the foregoing, the

Assignee shall not be required to take any action of any kind to collect, preserve or protect its or the Assignor's rights in the Collateral.

     10.4. No Waiver, etc. Any term of this Assignment may be amended or
           --------------
modified with, but only with, the written consent of the Assignor and the Assignee. Any term of this Assignment may be waived by a writing executed by the party to be charged with such waiver. No act, failure, or delay by the Assignee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Assignee of any default, right, or remedy that it may have shall operate as a waiver of any other default, right, or remedy or of the same default, right, or remedy on a future occasion.

     10.5. Waiver By Assignor. The Assignor hereby waives presentment, notice
           ------------------
(including without limitation the notice of intent to accelerate and notice of such acceleration) of dishonor, and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement or for notices required in connection with judicial proceedings).

     10.6. Notice, etc. All notices, requests, and other communications
           -----------
hereunder shall be made and effective in the manner set forth in (S)22 of the Credit Agreement.

     10.7. Overdue Amounts. Until paid, all amounts due and payable by the
           ---------------
Assignor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it (including the laws of the United States of America or any other jurisdictions whose laws may be mandatorily applicable to such Bank notwithstanding the other provision of the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement, the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security for the Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Bank that is contracted for, taken, reserved, charged or received by such Bank under the this Agreement, the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security for the Obligations or otherwise in connection with the Credit Agreement shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Bank on the principal amount of the indebtedness (or, to the extent that the principal amount of the indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Partnership); and (b) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under the Credit Agreement, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Bank may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Credit Agreement or otherwise shall be cancelled automatically by such Bank as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the indebtedness (or, to the extent that the principal amount of the indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Partnership). All sums paid or agreed to be paid to any Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Bank, be amortized, prorated, allocated and spread throughout the term of the Loan evidenced by the Credit Agreement until payment in full so that the rate or amount of interest on account of any Loans does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (a) the amount of interest payable to any Bank on any date shall be computed at the highest lawful rate applicable to such Bank pursuant to this paragraph and (b) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less that the amount of interest payable to such Bank computed at the highest lawful rate applicable to such Bank, then the amount of interest payable to such Bank computed at the highest lawful rate applicable to such Bank, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to such Bank until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this paragraph.

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Bank for the purpose of determining the highest lawful rate, each such Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect.

     10.8. Governing Law; Consent to Jurisdiction. This Assignment is intended
           --------------------------------------
to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. THE ASSIGNOR AGREES THAT ANY PROCEEDING FOR THE ENFORCEMENT OF THIS ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BEING MADE UPON THE ASSIGNOR BY MAIL AT THE ADDRESS SPECIFIED IN (S)9.6. THE ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH PROCEEDING OR ANY SUCH COURT OR THAT SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.

     10.9. Waiver of Jury Trial. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY
           --------------------
WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH

THIS ASSIGNMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

     10.10. Limitation of Liability. Except as prohibited by applicable law,
            -----------------------
each of the Assignor and Assignee waives any right which it may have to claim or recover in any proceeding referred to in the preceding sentence any special, exemplary, or punitive damages or any damages other than, or in addition to, actual or consequential damages. The Assignor (a) certifies that neither the Assignee nor any representative, agent, or attorney of the Assignee has represented, expressly or otherwise, that the Assignee would not, in the event of any proceeding, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Assignee is a party, the Assignee is relying upon, among other things, the waivers and certifications contained in this (S)11.10.

     10.11. Severability and Enforceability. All provisions hereof are severable
            -------------------------------
and the invalidity or unenforceability of any of such provisions shall in no manner affect or impair the validity and enforceability of the remaining provisions hereof.

     10.12. Successors and Assigns. This Assignment shall be binding upon the
            ----------------------
Assignor and upon the legal representatives, successors and assigns of the Assignor and shall inure to the benefit of the Assignee and its successors and assigns.

     10.13. Counterparts. This Assignment may be executed in any number of
            ------------
counterparts, each constituting an original, but all together one and the same instrument.

     10.14. Entire Agreement. This Assignment and the Loan Documents and any
            ----------------
other document executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Assignment nor any terms hereof may be changed, waived or terminated except by a writing signed by each party hereto.

     10.0.  Limited Recourse.  Notwithstanding anything to the contrary
            ----------------
contained herein, this Assignment shall be a nonrecourse obligation of the Assignor and shall not give rise to a general obligation or personal liability of the Assignor. The Assignee's remedies hereunder shall be recourse only to the Assigned Interests. In the event that the proceeds from the sale of the Assigned Interests are insufficient to satisfy the Obligations in full, the Assignor shall not be liable for any deficiency. In addition, no director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Assignor, as such or in such capacity, shall have any personal liability for any Obligations under any of the Loan Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

                [ Remainder of Page Intentionally Left Blank ]

     IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment as of the date first above written, as an instrument under seal.

                             ASSIGNOR: PETRO STOPPING CENTERS
                                       HOLDINGS, L.P.

                              By: _______________________________
                                  Name:
                                  Title:

                             ASSIGNEE: BANKBOSTON, N.A., as Agent

                              By: ________________________________
                                  Name:
                                  Title: